As filed with the Securities and Exchange Commission on March 23, 2026

Registration Nos. 333-273572

333-288639

333-266471

333-251900

333-234608

333-219553

333-232916

333-229780

333-212730

333-211099

333-207703

333-190350

333-168909

333-164467

333-158307

333-141323

333-123584

333-107840

333-54618

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-288639

Form S-8 Registration Statement No. 333-266471

Form S-8 Registration Statement No. 333-251900

Form S-8 Registration Statement No. 333-234608

Form S-8 Registration Statement No. 333-232916

Form S-8 Registration Statement No. 333-229780

Form S-8 Registration Statement No. 333-212730

Form S-8 Registration Statement No. 333-211099

Form S-8 Registration Statement No. 333-207703

Form S-8 Registration Statement No. 333-190350

Form S-8 Registration Statement No. 333-168909

Form S-8 Registration Statement No. 333-164467

Form S-8 Registration Statement No. 333-158307

Form S-8 Registration Statement No. 333-141323

Form S-8 Registration Statement No. 333-123584

Form S-8 Registration Statement No. 333-54618

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8 Registration Statement No. 333-273572

Form S-8 Registration Statement No. 333-219553

Form S-8 Registration Statement No. 333-107840

UNDER

THE SECURITIES ACT OF 1933

Exact Sciences Corporation

(Exact name of registrant as specified in its charter)

Delaware	02-0478229
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of Principal Executive Offices) (Zip Code)

Exact Sciences Corporation 2025 Omnibus Long-Term Incentive Plan

Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan

Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (as amended and restated effective July 27, 2017)

Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (as amended and restated effective April 28, 2015)

Exact Sciences Corporation 2010 Employee Stock Purchase Plan (as amended and restated on July 31, 2024)

Amended and Restated Exact Sciences Corporation 2010 Employee Stock Purchase Plan

Exact Sciences Corporation 401(k) Plan

Thrive Earlier Detection Corp. 2019 Stock Option and Grant Plan

Genomic Health, Inc. Amended and Restated 2005 Stock Incentive Plan, as assumed by the Registrant

Exact Sciences Corporation 2010 Employee Stock Purchase Plan

Exact Sciences Corporation 2016 Inducement Award Plan

Exact Sciences Corporation 2015 Inducement Award Plan

Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan

2000 Stock Option and Incentive Plan

2000 Employee Stock Purchase Plan

Amended and Restated 2000 Employee Stock Purchase Plan

1995 Stock Option Plan

(Full title of the plan)

James R. Wenner

Vice President and Treasurer

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Name and address of agent for service)

(224) 667-6100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment, filed by Exact Sciences Corporation, a Delaware corporation (the “Registrant”), relates to the following registration statements on Form S-8 (collectively, the “Registration Statements”), filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Registrant:

•

Registration Statement No. 333-273572, filed with the SEC on August 1, 2023 and amended on July 11, 2025, pertaining to the registration of 4,340,000 shares of the Registrant’s common stock issuable pursuant to the Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan (the “2019 Plan”). The Registration Statement also covers shares of the Registrant’s common stock subject to stock options or other awards granted under the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective July 27, 2017) and the 2019 Plan as of June 12, 2025 that expire or are terminated, surrendered or forfeited for any reason without the issuance of shares of the Registrant’s common stock.

•

Registration Statement No. 333-288639, filed with the SEC on July 11, 2025, pertaining to the registration of (i) 11,735,501 shares of the Registrant’s common stock issuable pursuant to the Exact Sciences Corporation 2025 Omnibus Long-Term Incentive Plan, and (ii) 4,000,000 shares of the Registrant’s common stock issuable pursuant to the Exact Sciences Corporation 2010 Employee Stock Purchase Plan (as amended and restated on July 31, 2024).

•

Registration Statement No. 333-266471, filed with the SEC on August 2, 2022, pertaining to the registration of (i) 14,000,000 shares of the Registrant’s common stock issuable pursuant to the 2019 Plan, (ii) 3,000,000 shares of the Registrant’s common stock issuable pursuant to the Amended and Restated Exact Sciences Corporation 2010 Employee Stock Purchase Plan, and (iii) 3,000,000 shares of the Registrant’s common stock issuable pursuant to the Exact Sciences Corporation 401(k) Plan (the “401(k) Plan”).

•

Registration Statement No. 333-251900, filed with the SEC on January 5, 2021, pertaining to the registration of 1,635,871 shares of the Registrant’s common stock issuable upon exercise or settlement, as applicable, of certain equity awards issued under the Thrive Earlier Detection Corp. 2019 Stock Option and Grant Plan and assumed by the Registrant.

•

Registration Statement No. 333-234608, filed with the SEC on November 8, 2019, pertaining to the registration of (i) 1,093,874 shares of the Registrant’s common stock issuable upon future settlement of certain awards issued under the Genomic Health, Inc. Amended and Restated 2005 Stock Incentive Plan, as assumed by the Registrant (the “2005 Genomic Health Plan”) and converted into corresponding awards in respect of the Registrant’s common stock, and (ii) 1,889,064 shares of the Registrant’s common stock being transferred from the 2005 Genomic Health Plan to the 2019 Plan for future issuance thereunder.

•

Registration Statement No. 333-219553, filed with the SEC on July 28, 2017 and amended on July 31, 2019, pertaining to the registration of 12,700,000 shares of the Registrant’s common stock issuable pursuant to the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015), as amended. The Registration Statement also covers shares of the Registrant’s common stock subject to stock options or other awards granted under the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective July 27, 2017) as of July 25, 2019 that expire or are terminated, surrendered or forfeited for any reason without the issuance of shares of the Registrant’s common stock.

•	Registration Statement No. 333-232916, filed with the SEC on July 31, 2019, pertaining to the registration of 13,829,582 shares of the Registrant’s common stock issuable pursuant to the 2019 Plan.

•

Registration Statement No. 333-229780, filed with the SEC on February 21, 2019, pertaining to the registration of 1,000,000 shares of the Registrant’s common stock issuable pursuant to the 401(k) Plan.

•

Registration Statement No. 333-212730, filed with the SEC on July 28, 2016, pertaining to the registration of 2,000,000 shares of the Registrant’s common stock issuable pursuant to the Exact Sciences Corporation 2010 Employee Stock Purchase Plan, as amended.

•

Registration Statement No. 333-211099, filed with the SEC on May 3, 2016, pertaining to the registration of (i) 500,000 shares of the Registrant’s common stock issuable pursuant to the Exact Sciences Corporation 2010 Employee Stock Purchase Plan, as amended, and (ii) 1,300,000 shares of the Registrant’s common stock issuable pursuant to the Exact Sciences Corporation 2016 Inducement Award Plan.

•

Registration Statement No. 333-207703, filed with the SEC on October 30, 2015, pertaining to the registration of (i) 8,360,000 shares of the Registrant’s common stock issuable pursuant to the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015), and (ii) 315,000 shares of the Registrant’s common stock issuable pursuant to the Exact Sciences Corporation 2015 Inducement Award Plan.

•

Registration Statement No. 333-190350, filed with the SEC on August 2, 2013, pertaining to the registration of 2,800,000 shares of the Registrant’s common stock issuable pursuant to the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan.

•

Registration Statement No. 333-168909, filed with the SEC on August 17, 2010, pertaining to the registration of (i) 4,400,000 shares of the Registrant’s common stock issuable pursuant to the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan, and (ii) 300,000 shares of the Registrant’s common stock issuable pursuant to the Exact Sciences Corporation 2010 Employee Stock Purchase Plan.

•	Registration Statement No. 333-164467, filed with the SEC on January 22, 2010, pertaining to the registration of 250,000 shares of the Registrant’s common stock issuable pursuant to the 401(k) Plan.

•

Registration Statement No. 333-158307, filed with the SEC on March 31, 2009, pertaining to the registration of 1,376,147 shares of the Registrant’s common stock issuable pursuant to the 2000 Stock Option and Incentive Plan.

•

Registration Statement No. 333-141323, filed with the SEC on March 15, 2007, pertaining to the registration of 1,343,168 shares of the Registrant’s common stock issuable pursuant to the 2000 Stock Option and Incentive Plan.

•

Registration Statement No. 333-123584, filed with the SEC on March 25, 2005, pertaining to the registration of (i) 2,744,000 shares of the Registrant’s common stock issuable pursuant to the 2000 Stock Option and Incentive Plan, and (ii) 341,940 shares of the Registrant’s common stock issuable pursuant to the 2000 Employee Stock Purchase Plan.

•

Registration Statement No. 333-107840, filed with the SEC on August 11, 2003 and amended on August 18, 2003, pertaining to the registration of (i) 1,952,690 shares of the Registrant’s common stock issuable pursuant to the 2000 Stock Option and Incentive Plan, and (ii) 283,962 shares of the Registrant’s common stock issuable pursuant to the Amended and Restated 2000 Employee Stock Purchase Plan.

•

Registration Statement No. 333-54618, filed with the SEC on January 30, 2001, pertaining to the registration of (i) 1,833,496 shares of the Registrant’s common stock issuable pursuant to the 1995 Stock Option Plan, (ii) 1,000,000 shares of the Registrant’s common stock issuable pursuant to the 2000 Stock Option and Incentive Plan, and (iii) 300,000 shares of the Registrant’s common stock issuable pursuant to the 2000 Employee Stock Purchase Plan.

The Registrant is filing this post-effective amendment to the Registration Statements to withdraw and remove from registration the registered but unsold securities issuable by the Registrant pursuant to the Registration Statements.

On March 23, 2026, the Registrant was acquired by Abbott Laboratories, an Illinois corporation (“Parent”), pursuant to the Agreement and Plan of Merger, dated as of November 19, 2025 (the “Merger Agreement”), by and among Parent, the Registrant, and Badger Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent. Pursuant to the Merger Agreement, Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and a direct, wholly owned subsidiary of Parent.

As a result of the Merger, the offerings of the Registrant’s securities pursuant to the Registration Statements have been terminated. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offerings, the Registrant hereby removes from registration the securities registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abbott Park, State of Illinois, on March 23, 2026.

Exact Sciences Corporation

By:	/s/ James R. Wenner
James R. Wenner
Vice President and Treasurer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.